                                                                   EXHIBIT 10.32

                             SETTLEMENT AGREEMENT
                             --------------------

         SETTLEMENT AGREEMENT dated as of January 24, 1999, by and among Inline Connection Corporation (hereinafter "Inline), a corporation existing under the Laws of the State of Virginia, having its principal place of business at 730 N. Danville Street, Arlington, Virginia 22201; CAIS, Inc. (hereinafter "CAIS") a corporation existing under the laws of the State of Virginia, having its principal place of business at 6861 Elm Street, McLean, Virginia 22101; and Terk Technologies,Corp. (hereinafter "Terk"), a New York Corporation, having its principal place of business at 63 Mall Drive, Commack, New York 11725.

         WHEREAS, Inline is the owner and/or assignee of all right, title and interest in and to certain patents, patent applications and technology for products which transmit one or more signals onto twisted pair wires at frequencies above 3KhZ, and products that receive one or more signals at frequencies above 3KhZ, by connection to twisted pair wires; and

         WHEREAS, Inline and Terk entered into an exclusive license agreement within a specified field of use, dated as of December 17, 1994 entitled Licensing Agreement Terk Technologies ----- Inline Connection (the " Inline/Terk Agreement"); and

         WHEREAS, Inline and CAIS entered into an agreement dated November 5, 1996 entitled "Agreement for Cooperative Use of Communication Patents" (the "Inline/CAIS Agreement"); and

         WHEREAS, a dispute has arisen in connection with the Inline/Terk Agreement, which dispute is currently pending before the American Arbitration Association and entitled "In the Matter of the Arbitration between Inline Connection Corporation and Terk Technologies, Inc.", Claim No.: 13 133 0078397 ("the Arbitration"); and

         WHEREAS, a dispute has arisen concerning the patents, patent applications and technology owned and/or assigned by Inline and/or David D. Goodman, which dispute is currently the subject of a patent infringement and related claims lawsuit pending in the United States District Court, Eastern District of New York, entitled "Terk Technologies Corp. v. CAIS, Inc., Ulysses
G. Auger II, Inline Connection Corp., and David Goodman", Civil Action No.: CV 98 5942 (Wexler, J.) (hereinafter "the District Court Action"); and

         WHEREAS, the parties to this Agreement desire to settle the disputes pending, or which could have been raised, in the Arbitration and the District Court Action and, modify, amend and clarify the respective rights of the parties concerning the Inline/Terk Agreement.

         NOW, THEREFORE, in consideration of the above premises and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.       Dismissal of Actions.
         --------------------

         The Arbitration and the District Court Action, referenced above, shall be dismissed with prejudice, and the parties to those proceeding shall each execute Stipulated Dismissals in the forms annexed hereto as Exhibits "A" and "B", respectively (hereinafter collectively the "Stipulated Dismissals"). Counsel shall promptly sign and file the Stipulated Dismissals. Each party to the Arbitration and District Court Action shall bear its/his own costs, expenses and fees, including but not limited to expert witness and attorneys fees.

2.       Amendment of  Inline/Terk Agreement.
         -----------------------------------
         (a)  Scope of License - Subject to and pursuant to the terms and
              ----------------
conditions of this Agreement, the Inline/Terk Agreement shall be amended as follows:

         (i) the second grammatical paragraph appearing in page 1 shall be amended to read as follows:

               "As part of this agreement, Inline hereby grants to Terk a non-exclusive license, under the intellectual property defined below, to build, use, manufacture, have manufactured, market, distribute, sell and to otherwise commercialize products utilizing or incorporating the technology, as defined below, in the field of use, as defined below".

         (ii) the third grammatical paragraph on page 2 of the Inline/Terk Agreement is hereby amended to read as follows:

               "Terk shall not have the right to sublicense its rights to the technology, and may use the technology within the field of use permitted by this Agreement only in conjunction with (a) products manufactured by or for Terk or
(b) for the purpose of OEM and private label sales by Terk of products utilizing the technology."

         (iii) the "Field of Use" Section appearing on page 2 of the Inline/Terk Agreement is hereby amended to read as follows:

         "The Field of Use is strictly confined to residential settings, specifically single-family dwellings and inside apartment and other multi-family residential units, and bars, restaurants, coffee shops, and other business establishments earning at least 90% of their revenues from the sale of food and beverages consumed on premises. Specifically excluded from the Field of Use are non-residential sites including specifically, but not exclusively, hotels, hospitals, schools, all commercial sites (other than those listed in the first sentence of this "Field of Use" section), and office buildings.

         With respect to apartment and other multi-family residential buildings, the only use permitted in the Field of Use is the transmission of signals internal within the residential unit.

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Use of the technology to transmit signals to the building and from the
"telephone wiring closet", commonly found on the ground floor of apartment buildings, or a similar point of convergence of wires leading to terminations in different apartment or different residential units, is specifically excluded from the Field of Use.

         Terk shall adhere to the foregoing Field of Use limitations, and Terk has no license rights outside the Field of Use prescribed herein. Terk agrees to affix the following label on all products sold under this agreement: "For
Residential Use Only".   Terk further agrees to place the foregoing Field of Use
limitation in all sales contracts or other agreements relating to the licensed products with the proviso: "This limitation is the only agreement on its subject and shall supersede all contradictory agreements. It may be enforced by Inline Connection Corporation." Terk shall be released from any claims for any violation of the terms of this section if this Field of Use limitation was included in the contract to sell the violating products or is contained in the user's manual.

     (b) Royalties - Subject to and pursuant to the terms and conditions of this
         ---------
Agreement, the Inline/Terk Agreement is hereby amended as follows:

            (i) the portion of the Inline/Terk Agreement entitled "Royalty Rate" beginning on page 3 of the Inline/Terk Agreement and ending on page 4 of the Inline/Terk Agreement is hereby amended by the addition of the following paragraph at the end of such section:
                                    -
            "Nothing contained herein to the contrary notwithstanding, any royalties, commissions or other payments of any kind or nature payable by CAIS or its parents, subsidiaries or affiliates to Terk, whether pursuant to the terms of this Agreement or otherwise, shall not be subject to the payment of royalties to Inline pursuant to this Agreement or included in any way in the calculation of royalties due to Inline pursuant to this Agreement."

            (ii) the first paragraph of the portion of the Inline/Terk Agreement entitled "Minimum Annual Royalties" beginning on page 4 of the Inline/Terk Agreement and ending on page 5 of the Inline/Terk Agreement is hereby amended to read as follows:

            "MINIMUM ANNUAL ROYALTIES
            Terk is required to pay Inline the following minimum royalties:
            - $25,000 payable no later than December 31, 1995
            - $25,000 payable no later than December 31, 1996

            Thereafter, no minimum royalties shall be payable by Terk. Inline acknowledges the above royalties have been paid in full."

     (c)  Deletions - Subject to and pursuant to the terms and conditions of
          ---------
this Agreement, the Inline/Terk Agreement is hereby amended by deleting the following provisions:

            (i) the Section entitled "Best Efforts" appearing on page 5 of the Inline/Terk Agreement is hereby deleted in its entirety and shall no longer have any force and effect;

            (ii) the Section entitled "Enforcement of Intellectual Property Rights" appearing on page 5 of the Inline/Terk Agreement is hereby deleted in its entirety and shall no longer have any force and effect;

            (iii) the Section of the Inline/Terk Agreement entitled "Exchange of Intellectual Property Rights" beginning at the bottom of page 5 and carrying over to the top of page 6 of the Inline/Terk Agreement is deleted in its entirety and shall no longer have any force and effect; and

            (iv) the Section of the Inline/Terk Agreement entitled "Consultation and Commercial Development" appearing on page 6 of the Inline/Terk Agreement is deleted in its entirety and shall no longer have any force and effect.

     (d)  Construction and Jurisdiction - Subject to and pursuant to the terms
          -----------------------------
of this Agreement, the "Construction and Jurisdiction" section, appearing on page 8 of the Inline/Terk Agreement, shall be amended as follows:

          "This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of New York applying to contracts fully executed and performed in New York. In the event of any dispute in connection with this Agreement, or the provisions thereof, the parties agree and consent that any lawsuit filed by Inline shall be filed in the United States District Court for the Eastern District of New York , and any lawsuit filed by Terk shall be filed in the United States District Court for the District of Columbia.. The parties further agree and consent that the trial of such action by either District Court shall be without a jury."

     (e)  Assignability - Subject to and pursuant to the terms of this
          -------------
Agreement, the "Assignment" section appearing at the top of page 8 of the Inline/Terk Agreement shall be amended as follows:

            (i) The first grammatical paragraph appearing on page 8 shall be amended to read as follows: "The rights and obligations set forth in this Agreement are not severable by any party hereto. Inline shall have the right to assign its rights and obligations under this Agreement on the condition that the assignee assume, in writing, all of Inline's obligations under the Inline/Terk Agreement, and upon receiving the written consent of Terk, which consent shall not be unreasonably withheld. It is understood and agreed between the parties hereto that the license granted to Terk is personal and indivisible. The rights and obligations of Terk under this Agreement, and the license granted herein, cannot be assigned or transferred by Terk, and cannot otherwise pass from Terk as a matter of law, except as part of the sale of the entire business or division of Terk to which this Agreement relates and on the condition that the assignee assume, in writing, all of Terk's obligations under the Inline/Terk Agreement."

            (ii) The second grammatical paragraph appearing on page 8 shall be deleted in its entirety and shall no longer have any force and effect.

     (f) Except as expressly set forth herein, the terms and conditions of the Inline/Terk Agreement shall remain in full force and effect.

3.   Payments by CAIS to Terk
     ------------------------

     (a) Subject to the Terms and Conditions of this Section 3, CAIS shall pay to Terk the aggregate amount of $500,000, payable as follows:

            (i) $250,000 upon the execution and delivery of this Agreement, which shall be paid by delivering to Stephen M. Rosenberg, Esquire (hereinafter "Rosenberg"), Attorney for Terk, two (2) post-dated checks each in the amount of One Hundred Twenty-five Thousand Dollars ($125,000.00) and payable to Terk. The checks will be post-dated five (5) business days after CAIS receives the Stipulated Dismissals properly executed by Terk's counsel. Rosenberg is authorized to release one check to Terk on the post-dated date appearing on the check and the other check in accordance with the terms set forth in Section 3(c) below,

            (ii)  $150,000 on or before July 1, 1999; and

            (iii) $100,000 on or before July 1, 2000.

     (b)  Simultaneously with the execution of this Agreement,

            (i) the parties are executing and delivering to CAIS the fully executed Stipulated Dismissal in the form of Exhibits A and B, dismissing with prejudice Inline's claims and Terk's counterclaims in the Arbitration and dismissing with prejudice the District Court Action; and

            (ii) the parties hereto are executing and delivering General Releases in the form of Exhibits C and D.

     (c) The parties hereto agree to promptly execute and deliver such additional documents and instruments as may be reasonably necessary to effectuate the dismissal of the Arbitration and the District Court Action with prejudice. The second $125,000 check held by Rosenberg paid pursuant to Section 3(a)(i) above, shall be released to Terk upon confirmation that both the Arbitration and the District Court Action have been dismissed with prejudice.

4.   Sales and Sub-Licensing
     -----------------------

     (a) Terk's license being nonexclusive, Inline and CAIS shall have the right to build, use, manufacture, have manufactured, market, distribute, sell, and to otherwise commercialize products utilizing or incorporating the technology of the Inline/Terk Agreement within Terk's Field of Use without any payment to Terk.

     (b) Inline and CAIS each agree not to sub-license to manufacturers of consumer electronic products for sale or resale through retail stores, catalogues, infomercials, direct response marketing or Internet sites, rights to sell products utilizing the Licensed Technology, or any enhancements, modifications or improvements, in Terk's Field of Use.

5.   Failure of Payments to Terk
     ----------------------------

     (a)  Upon the failure of CAIS to pay any amounts due to Terk pursuant to
Section 3(a) hereof and such default continues for five (5) business days after written notice is received by CAIS, then the amendments to the Inline/Terk Agreement provided by Sections 2(a), 2(c), 2(d) and 2(e) hereof and the provisions in Section 4(a) hereof shall, at Terk's election, be subject to termination by written notice to Inline and CAIS and, upon Terk giving such notice, will thereafter be void and without further force or effect and the Inline/Terk Agreement shall continue in full force on the terms and conditions contained therein prior to the effective date of such amendments. If Terk elects to exercise its rights to rescind such amendments and Section 4(a), such election shall not relieve CAIS of any obligations it may have to Terk pursuant to this Agreement. Upon the failure of CAIS to make any payment when due under
Section 3(a), the entire unpaid amount due under Section 3(a) shall become due and payable.

     (b) If any amounts payable to Terk under Section 3(a) of this Agreement are not paid when due and Terk engages legal counsel to collect such amounts due pursuant to this

Agreement, then CAIS shall pay to Terk all of Terk's costs and expenses, including reasonable legal fees, incurred by Terk in connection with the collection of such amounts or the enforcement of Terk's rights.

6.   Common Stock
     -------------

     (a) Upon dismissal of the Arbitration and District Court Action with prejudice, CAIS shall deliver to Terk one or more certificates representing twenty-five thousand (25,000) shares of the common stock of CAIS Internet Inc. ("CAIS Internet"), currently known as CGX Communications, Inc. In the event there is an initial public offering of common shares or other equity securities of CAIS Internet pursuant to a registration statement filed on Form S-1, or such other form as may then be applicable, which becomes effective under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "IPO") at a price less than Ten Dollars ($10.00) per share, CAIS shall deliver to Terk, at no cost to Terk, a further certificate or certificates representing additional shares of CAIS Internet common stock such that the total shares delivered to Terk under this subsection multiplied by the IPO share price equals Two Hundred Fifty Thousand Dollars ($250,000.00). If the IPO consists of units of securities which include equity securities of CAIS Internet, then the foregoing calculation shall be made with respect to the offering price of such units of securities, each unit being considered one (1) share. The shares of CAIS Internet common stock delivered to Terk under this subsection are hereafter referred to as "Terk Shares".

     (b) CAIS shall cause Terk's Shares to be registered on Form S-1 or such applicable form promulgated by the Securities and Exchange Commission ("SEC") as may then be available when requested by Terk in writing after the effective date of CAIS Internet's IPO; provided, however, that, at the written request of CAIS Internet's underwriter, such registration of Terk's

Shares may be delayed for the shortest period accorded to any of CAIS Internet's other shareholders. CAIS agrees to take such steps as may be required from time to time for the registration of Terk's Shares to remain effective. Terk shall reimburse CAIS for the pro rata cost of the SEC registration fees associated with registering the Terk Shares and any underwriter's discounts if the Terk Shares are offered through an underwriter.

     (c) Terk understands and agrees that the Terk Shares are not currently registered and are subject to Rule 144 restrictions and any other applicable restrictions of the SEC. Terk also understands and agrees that the Terk Shares may be subject to the most favorable restrictions imposed on the sales of shares by CAIS Internet's underwriters in the future on any of the other shareholders of CAIS Internet, but not to exceed one year and one day from the effective date of CAIS Internet's IPO.

     (d) In the event any monies to be paid to Terk under Section 3(a) have not been paid sixty (60) days after the CAIS Internet IPO becomes effective, CAIS agrees to pay such monies to Terk within sixty (60) days following said effective date.

     (e) Upon its initial filing of a registration statement with the SEC, CAIS shall promptly notify Terk of its intent to conduct an initial public offering and the terms then contemplated. CAIS shall promptly furnish Terk with a "red herring" prospectus when available and, when such registration becomes effective, a final prospectus.

7.   Additional Common Stock
     -----------------------

     In the event an IPO of CAIS Internet occurs, twenty-five thousand (25,000) shares of the common stock of CAIS Internet will be set aside to be purchased by Terk at such IPO. Terk shall purchase such additional shares at the same price and upon the same terms as any other member of the public.

8.   Enforcement of Intellectual Property Rights.
     --------------------------------------------

     In the event that Terk becomes aware of a product or service made, used, sold or offered for sale in Terk's Field of Use, which Terk believes to infringe an issued patent within the intellectual property as defined in the Inline/Terk Agreement, Terk shall promptly advise Inline and CAIS of all the relevant facts and circumstances known by Terk in connection with such infringement. Inline and/or CAIS shall have the first right to enforce such patent against such infringement, at its own expense. In the event that Inline and/or CAIS shall fail, within ninety (90) days after receiving notice from Terk of the infringement, either (i) to terminate such infringement or (ii) to institute an action for patent infringement, then Terk shall have the right to do so at its own expense, and Inline and/or CAIS agree to be joined as parties plaintiff to such action. Any damages or costs recovered by Inline and/or CAIS (collectively "Inline/CAIS") in connection with any action filed by one or both hereunder, after first reimbursing them for out-of-pocket costs and expenses of litigation, including expert witness and attorneys fees, shall be divided seventy-five percent (75%) to Inline/CAIS and twenty-five percent (25%) to Terk. Any damages or costs recovered in connection with any action filed by Terk hereunder, after first reimbursing Terk for its out-of-pocket costs and expenses of litigation, including expert witness and attorneys fees, shall be equally divided seventy-five percent (75%) to Terk and twenty-five percent (25%) to Inline/CAIS.

9.   Distribution of CAIS Products.
     -----------------------------

     Simultaneous with the execution of this Agreement, CAIS and Terk shall enter into a non-exclusive distribution agreement by which Terk shall have the non-exclusive right to distribute, market, sell and commercialize in the United States and throughout the world, products manufactured by or for CAIS which utilize the technology, but solely for installation within residential dwelling units including, single family homes and inside residential units of multifamily dwellings.

10.  Representations.
     ---------------

     (a) Terk represents, warrants and agrees that Terk has full right, power and authority to enter into this Agreement and carry out the transactions contemplated hereby; that the execution and delivery of this Agreement by Terk and the transactions contemplated hereby have been duly authorized; and that this Agreement is a valid and binding obligation of Terk enforceable against it in accordance with its terms.

     (b) CAIS represents and warrants that CAIS has full right, power and authority to enter into this Agreement and carry out the transactions contemplated hereby; that the execution and delivery of this Agreement by CAIS and the transactions contemplated hereby have been duly authorized; and that this Agreement is a valid and binding obligation of CAIS enforceable against it in accordance with its terms.

     (c) Inline represents and warrants that Inline has full right, power and authority to enter into this Agreement and carry out the transactions contemplated hereby; that the execution and delivery of this Agreement by Inline and the transactions contemplated hereby have been duly authorized; and that this Agreement is a valid and binding obligation of Inline enforceable against it in accordance with its terms

11.  Notices.
     --------

     All notices, demands or other communications which are required or may be given hereunder, shall be sent by Overnight Courier, Certified Mail, Return Receipt Requested, or by hand delivery to the officials of the respective parties as set forth below:
                          -

   For Inline:

          David Goodman
          Inline Connection Corp.
          730 N. Danville Street
          Arlington, Virginia 22201

   For CAIS (through February 14, 1999):     For CAIS (after February 14, 1999):


          Ulysses G. Auger II                Ulysses G. Auger II
          CAIS, Inc.                         CAIS, Inc.
          1232 22nd Street, N.W.             1255 22nd Street, N.W.
          Washington, D.C. 20037             Washington, D.C. 20037
   with a copy to:

          Michael G. Plantamura              Michael G. Plantamura
          CAIS, Inc.                         CAIS, Inc.
          1232 22/nd/ Street, N.W.           1255 22/nd/ Street, N.W.
          Washington, D.C. 20037             Washington, D.C. 20037

   For Terk:

          Neil Terk
          Terk Technologies Corp.
          63 Mall Drive
          Commack, New York 11725

   with a copy to:

          Stephen M. Rosenberg, Esquire
          Cowan, Liebowitz & Latman
          1133 Avenue of the Americas
          New York, New York  10036

Each party reserves the right to change its official(s) and address(es) by written notice to the other parties from time-to-time by notice properly given. Any notice tendered and refused will serve as notice received as of the date of such refusal.

12.  Term.
     -----

     The term of this Agreement shall be for the duration of the patents issued with respect to the technology or any extensions thereof.

13.  Force Majeure
     -------------

     Anything contained in this Agreement to the contrary notwithstanding, no party shall be held responsible or liable for any delay or failure in the performance of its obligations hereunder caused by the elements, acts of God, acts of civil or military authority, fires, floods, epidemics, quarantine restrictions, wars, riots, strikes, lockouts, industrial disturbances, delays in transportation or similar forces beyond the control of the parties hereto.

14.  Independent Contractors
     -----------------------

     Terk, CAIS and Inline each agree that it is an independent contractor and not an agent of the others. Nothing contained in this Agreement shall be construed to create a partnership, joint venture or similar entity nor shall Terk, CAIS or Inline have the power or authority to legally bind or obligate the others in any manner.

15.  Miscellaneous.
     -------------

     This Agreement (a) constitutes the entire agreement and understanding of the parties hereto and supercedes and replaces all prior agreements and understandings with respect to its subject matter, (b) may not be changed or terminated orally, (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, (d) shall not inure to the benefit of, or be deemed to create rights for the benefit of, any third party, and (e) shall be governed by and construed in accordance with the laws of the State of New York. The rights and obligations of CAIS and Terk under this Agreement are not severable and may be assigned only to an Affiliate of a party, or as part of the sale of the entire business or division of CAIS or Terk to which this Agreement relates.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                      TERK TECHNOLOGIES CORP.


                                      By:     /s/ Neil Terk
                                          --------------------------------------
                                          Neil Terk, President


                                          CAIS, INC.


                                      By: /s/ William M. Caldwell, IV
                                          --------------------------------------
                                          William M. Caldwell, IV, Vice Chairman


                                      INLINE CONNECTION CORP.


                                      By: /s/ David Goodman
                                          --------------------------------------
                                          David Goodman, President